Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Arotech Corporation
Ann Arbor, Michigan:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-195141, 333-190808 and 333-153487) and Form S-8 (Nos. 333-160717, 333-146752, 333-124960, 333-86728 and 333-59902) of Arotech Corporation of our reports dated March 15, 2016, relating to the consolidated financial statements and the effectiveness of Arotech Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan
March 15, 2016